UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2014
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.  Results of Operations and Financial Condition.

On October 28, 2014, Epiq Systems, Inc. (“Epiq Systems”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2014.  The full text of the press release (including financial tables) as well as the investor presentation with respect to Epiq Systems’s financial results for the three and nine months ended September 30, 2014 for use in connection with an earnings conference call are being furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The press release and the investor presentation include the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted net income per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and provision for income taxes).  Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods.  Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share.  Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.  These non-GAAP financial measures are reconciled in the press release and the investor presentation slides to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Management of Epiq Systems uses these non-GAAP financial measures, together with GAAP results, as it assesses current and prospective operating results and for assessing anticipated operating results for potential acquisitions. The compensation committee has used non-GAAP financial measures in evaluating the performance of management and in determining executive bonuses.  Management of Epiq Systems believes these non-GAAP measures may be useful to investors by comparing the results of operations of Epiq Systems without the effect of these items.  Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period.  These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by Epiq Systems under the Securities Act of 1933, as amended, or the Exchange Act, whether filed before or after the date hereof, except as otherwise expressly stated by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

           (d)  Exhibits.
           The following exhibits are furnished as part of this report:

Exhibit 99.1.	Epiq Systems, Inc. Press Release issued October 28, 2014, reporting Epiq Systems, Inc.’s financial results for the three and nine months ended September 30, 2014.

Exhibit 99.2.	Investor presentation with respect to Epiq Systems, Inc.’s financial results for the three and nine months ended September 30, 2014 for use on the earnings conference call on October 28, 2014.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: October 28, 2014	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director